Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-5456, 33-38590, 33-39387, 33-53763, 333-19735, 333-50583, 333-101767, 333-109359, 333-110726, 333-159666, and 33-194929) of CLARCOR Inc. of our report dated January 23, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Nashville, TN
January 23, 2015